Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, October 26, 2021	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2021 Third Quarter Financial Results

HONOLULU — October 26, 2021 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2021.

Third Quarter 2021 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income (Loss)	$14.7M	$111.8M	$(48.7)M	$124.0M
Diluted EPS	$0.28	$2.39	$(0.95)	$2.81
Pre-tax Margin	3.8%	+192.8 pts.	(12.0)%	+309.4 pts.

"While our third quarter results were affected by the resurgence of COVID-19 cases associated with the Delta variant, momentum had moved in a positive direction by the end of the quarter, and we remain absolutely confident in our long-term prospects as leisure travel recovers globally," said Peter Ingram, Hawaiian Airlines President and CEO. "Throughout this year of recovery the outstanding contributions of my colleagues have remained constant, and I am honored to be a part of this resilient team."

Statistical data, as well as a reconciliation of the non-GAAP financial measures presented herein, can be found in the accompanying tables.

Third Quarter 2021

Financial Results

For the third quarter of 2021, the Company reported GAAP net income of $14.7 million, and an adjusted net loss of $48.7 million.

The Company reported total revenue of $508.8 million, down 33% compared to the third quarter of 2019, on 21% lower capacity.

The Company reported total operating expenses of $465.4 million, and operating expenses excluding non-recurring items of $543.6 million, down 15% compared to the third quarter of 2019.

The Company achieved positive adjusted EBITDA for the first time since the beginning of the COVID-19 pandemic, with EBITDA of $83.0 million, and adjusted EBITDA of $2.8 million.

Routes and Network
In September 2021, the Company resumed scheduled service between Hawaiʻi and American Samoa. Travelers from Hawaiʻi to American Samoa must follow a series of health and safety protocols imposed by the government of American Samoa, including providing proof of vaccination and negative pre-travel test results.

In December 2021, the Company will resume service between Hawaiʻi and Sydney, Australia. Effective November 1, 2021, all fully vaccinated Australian citizens will be allowed to travel to and from Sydney, Australia with no quarantine requirements.

In the third quarter of 2021, the Company was one of six commercial airlines called to duty as part of the Civil Reserve Air Fleet. The Company deployed two widebody aircraft to transport over 3,000 Afghan refugees from Europe to U.S. military bases on the mainland on 13 flights over six days.

The State of Hawai‘i continued its Safe Travels program in the third quarter of 2021, which permits:
•All domestic travelers who are fully vaccinated in the U.S. to bypass COVID-19 testing and quarantine restrictions with proof of vaccination when traveling to the state.
•International travelers to bypass quarantine restrictions with a negative COVID-19 test from an approved provider.

During the third quarter of 2021, the Company operated 79% of its 2019 third quarter system capacity, comprised of 114%, 76% and 13% capacity on its North America, Neighbor Island and International routes, respectively.

Liquidity and Capital Resources

As of September 30, 2021, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $2.0 billion, down $187 million from June 30, 2021
•Outstanding debt and finance lease obligations of $2.1 billion, down $63 million from June 30, 2021
•Air traffic liability of $721 million, down $102 million from June 30, 2021

As of September 30, 2021, the Company had $2.2 billion in liquidity, including its undrawn $235 million revolving credit facility.

Fleet and Financing

In August 2021, the Company extended leases for two A330-200 aircraft.

In September 2021, the Company commenced a cash tender offer for all of its 7.375% Series 2020-1A pass through certificates due 2027 and 11.250% Series 2020-1B pass through certificates due 2025. The tender offer currently expires on November 1, 2021 and settlement is expected to occur on November 4, 2021.

Guest Experience

In August 2021, the Company launched operations in the new Mauka Concourse at Daniel K. Inouye International Airport (HNL). The new concourse offers an improved experience for travelers and visitors, the Company's employees and all other airport users. In addition to helping relieve peak-hour gate congestion at HNL, the concourse’s modern and versatile gates can accommodate both narrow-body and wide-body aircraft, which brings more flexibility and efficiency across the Company's operations.

In October 2021, the Company moved to a new terminal at Los Angeles International Airport. Also known as Tom Bradley International Terminal, Terminal B offers a modern and comfortable facility, featuring more amenities, expanded dining and shopping options and a spacious gate area.

In September 2021, the Company introduced its new 'Travel Pono' in-flight video, furthering its commitment to educate guests arriving in Hawaiʻi on how to safely and responsibly enjoy the islands.

The Company continues its enhanced cleaning procedures and guest-facing protocols to minimize the risk of transmission of COVID-19. Understanding that health and safety are still critical concerns for our guests, the Company will continue to focus on protective measures such as:
•Frequent cleaning and disinfecting of counters and self-service check-in kiosks in airports.
•Ensuring hand sanitizers are readily available for its guests at airports it serves.
•Requiring guests and guest-facing employees to wear face masks, with guests required to wear masks from check-in to deplaning (except when eating or drinking on board).
•Performing enhanced aircraft cleaning between flights and during overnight parking.

Environmental, Social and Corporate Governance

In October 2021, the Company participated in the International Air Transport Association Annual General Meeting, where the global air transport industry furthered its commitment to achieve net-zero carbon emissions by 2050. The Company has already pledged to be carbon neutral by 2050 and is committed to reducing its emissions and making the changes needed for a sustainable future.

Fourth Quarter 2021 Outlook

The Company expects its network to remain largely consistent with the third quarter of 2021, with some incremental recovery of its International network in the latter half of December. The Company expects a decline in total revenue compared to the third quarter of 2021, driven by seasonal factors and the impact the Delta variant has had on advance bookings. The Company expects an increase in operating expenses, excluding fuel and non-recurring items, compared to the third quarter of 2021, primarily driven by expenses related to capacity readiness.

The table below summarizes the Company's expectations for the quarter ending December 31, 2021, expressed as an expected percentage change compared to the results for the quarter ended December 31, 2019, as applicable.

Item	Fourth Quarter 2021 Guidance	GAAP Equivalent	GAAP Fourth Quarter 2021 Guidance
ASMs	Down 18 to 21%
Total Revenue	Down 32 to 37%
Operating Expenses, excluding fuel and non-recurring items (a)	Down 7 to 11%	Operating Expenses (a)	Down 7 to 11%
Gallons of Jet Fuel Consumed	Down 21.5% to 24.5%
Fuel Price per Gallon (b)	$2.41
Adjusted EBITDA (c)	$(110) million to $(50) million
Effective Tax Rate	~21%

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding fuel and non-recurring items.
(b) Fuel Price per Gallon estimates are based on the October 13, 2021 fuel forward curve.
(c) The Company is not providing a reconciliation of adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, as it is unable, without unreasonable efforts, to calculate certain special and non-recurring charges, which could have a significant impact on the GAAP measure.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Full Year 2021 Outlook

The Company expects its capital expenditures for the full year of 2021 to be between $40 and $45 million.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today (October 26, 2021) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 17 years (2004-2020) as reported by the U.S. Department of Transportation and was named the #1 U.S. airline by Condé Nast Traveler's 2021 Readers Choice Awards. Consumer surveys by Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 92nd year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 130 flights within the Hawaiian Islands, daily nonstop flights between Hawaiʻi and 16 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Japan, South Korea, Sydney, and Tahiti. As a result of the COVID-19 pandemic, Hawaiian's Auckland and Brisbane flights remain suspended.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s recovery from the COVID-19 pandemic; the Company’s long-term outlook; new route schedules, including between Hawaiʻi and Australia; the timing of the closing of the Company’s tender offer for its 7.375% Series 2020-1A pass through certificates due 2027 and 11.250% Series 2020-1B pass through certificates due 2025; the Company’s continued focus on protective measures in response to the COVID-19 pandemic; the Company’s commitment to carbon neutrality and sustainability; expectations related to the recovery of our international routes; the Company’s outlook for the fourth quarter of 2021, including expectations regarding ASMs, total revenue, operating expense, adjusted EBITDA, effective tax rate, fuel price per gallon, gallons of jet fuel consumed, capital expenditures and the drivers associated with these measures; the Company's expectations regarding the impact of the new Mauka Concourse at Daniel K. Inouye International Airport on its operations and guest experience; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel, vaccination and testing requirements and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining or fluctuating demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$454,044	$39,777	1,041.5%	$947,784	$573,008	65.4%
Other	54,804	36,205	51.4%	154,062	122,122	26.2%
Total	508,848	75,982	569.7%	1,101,846	695,130	58.5%
Operating Expenses:
Wages and benefits	180,405	148,582	21.4%	511,342	478,725	6.8%
Aircraft fuel, including taxes and delivery	108,785	14,544	648.0%	240,361	135,025	78.0%
Maintenance, materials and repairs	48,081	18,664	157.6%	119,416	93,067	28.3%
Aircraft and passenger servicing	30,915	5,140	501.5%	73,896	46,459	59.1%
Depreciation and amortization	33,899	36,734	(7.7)%	104,368	115,516	(9.7)%
Commissions and other selling	20,964	5,201	303.1%	49,643	34,844	42.5%
Aircraft rent	26,680	26,230	1.7%	84,200	77,120	9.2%
Other rentals and landing fees	36,414	14,156	157.2%	83,421	57,599	44.8%
Purchased services	27,361	22,878	19.6%	75,229	77,006	(2.3)%
Special items	—	17,489	(100.0)%	8,983	178,407	(95.0)%
Government grant recognition	(78,256)	(129,088)	(39.4)%	(320,645)	(240,648)	33.2%
Other	30,133	16,525	82.3%	82,854	80,143	3.4%
Total	465,381	197,055	136.2%	1,113,068	1,133,263	(1.8)%
Operating Income (Loss)	43,467	(121,073)	(135.9)%	(11,222)	(438,133)	(97.4)%
Nonoperating Income (Expense):
Other nonoperating special items	—	(7,011)		—	(7,011)
Interest expense and amortization of debt discounts and issuance costs	(29,897)	(11,596)		(83,905)	(26,612)
Interest income	2,067	1,942		4,661	7,728
Capitalized interest	880	831		2,340	2,583
Gains (losses) on fuel derivatives	—	(297)		217	(6,933)
Loss on extinguishment of debt	—	—		(3,994)	—
Other components of net periodic benefit cost	981	(136)		2,943	589
Other, net	1,671	(6,244)		23,011	(3,504)
Total	(24,298)	(22,511)		(54,727)	(33,160)
Income (Loss) Before Income Taxes	19,169	(143,584)		(65,949)	(471,293)
Income tax expense (benefit)	4,500	(46,485)		(13,750)	(122,918)
Net Income (Loss)	$14,669	$(97,099)		$(52,199)	$(348,375)
Net Income (Loss) Per Share
Basic	$0.29	$(2.11)		$(1.03)	$(7.58)
Diluted	$0.28	$(2.11)		$(1.03)	$(7.58)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,210	46,001		50,619	45,980
Diluted	51,825	46,001		50,619	45,980

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	September 30, 2021 (unaudited)	December 31, 2020
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$714,597	$509,639
Restricted cash	31,822	—
Short-term investments	1,279,953	354,782
Accounts receivable, net	55,041	67,527
Income taxes receivable	94,543	95,002
Spare parts and supplies, net	35,116	35,442
Prepaid expenses and other	77,489	56,086
Total	2,288,561	1,118,478
Property and equipment, less accumulated depreciation and amortization of $990,444 and $894,519 as of September 30, 2021 and December 31, 2020, respectively	1,983,040	2,085,030
Other Assets:
Assets held for sale	29,672	—
Operating lease right-of-use assets	554,850	627,359
Long-term prepayments and other	99,651	133,663
Intangible assets, net	13,500	13,500
Total Assets	$4,969,274	$3,978,030
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$131,341	$112,002
Air traffic liability and current frequent flyer deferred revenue	721,446	533,702
Other accrued liabilities	150,276	140,081
Current maturities of long-term debt, less discount	119,980	115,019
Current maturities of finance lease obligations	24,219	21,290
Current maturities of operating leases	80,792	82,454
Total	1,228,054	1,004,548
Long-Term Debt	1,851,672	1,034,805
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	106,940	120,618
Noncurrent operating leases	442,093	503,376
Accumulated pension and other post-retirement benefit obligations	211,100	217,737
Other liabilities and deferred credits	81,545	78,908
Noncurrent frequent flyer deferred revenue	216,184	201,239
Deferred tax liability, net	204,042	216,642
Total	1,261,904	1,338,520
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 51,212,761 and 48,145,093 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	512	481
Capital in excess of par value	267,865	188,593
Accumulated income	473,411	525,610
Accumulated other comprehensive loss, net	(114,144)	(114,527)
Total	627,644	600,157
Total Liabilities and Shareholders’ Equity	$4,969,274	$3,978,030

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended September 30,
	2021	2020
	(in thousands)
Net cash provided by (used in) Operating Activities	$311,300	$(173,482)
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(34,144)	(101,775)
Proceeds from the purchase assignment and sale leaseback	—	114,000
Proceeds from the disposition of aircraft related equipment	394	—
Purchases of investments	(1,529,293)	(408,955)
Sales of investments	598,979	214,469
Net cash used in investing activities	(964,064)	(182,261)
Cash flows from Financing Activities:
Proceeds from the issuance of common stock	68,132	—
Long-term borrowings	1,251,705	602,264
Repayments of long-term debt and finance lease obligations	(405,703)	(64,686)
Dividend payments	—	(5,514)
Debt issuance costs and discounts	(24,664)	(3,506)
Repurchases of common stock	—	(7,510)
Payment for taxes withheld for stock compensation	(1,763)	(1,359)
Other	1,837	—
Net cash provided by financing activities	889,544	519,689
Net increase in cash and cash equivalents	236,780	163,946
Cash, cash equivalents, and restricted cash - Beginning of Period	509,639	373,056
Cash, cash equivalents, and restricted cash - End of Period	$746,419	$537,002

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,						Nine months ended September 30,
	2021		2020			% Change	2021		2020			% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,056		331			521.1%	4,512		2,873			57.0%
Revenue passenger miles (RPM)	3,181,165		181,878			1,649.1%	7,000,012		3,988,435			75.5%
Available seat miles (ASM)	4,188,971		711,151			489.0%	10,201,330		6,095,612			67.4%
Passenger revenue per RPM (Yield)	14.27	¢	21.87	¢		(34.8)%	13.54	¢	14.37	¢		(5.8)%
Passenger load factor (RPM/ASM)	75.9%		25.6%		50.3	pts.	68.6%		65.4%		3.2	pts.
Passenger revenue per ASM (PRASM)	10.84	¢	5.59	¢		93.9%	9.29	¢	9.40	¢		(1.2)%
Total Operations (a) :
Revenue passengers flown	2,066		332			522.3%	4,533		2,877			57.6%
Revenue passenger miles (RPM)	3,205,407		185,788			1,625.3%	7,056,854		3,995,644			76.6%
Available seat miles (ASM)	4,229,461		718,405			488.7%	10,298,035		6,107,424			68.6%
Operating revenue per ASM (RASM)	12.03	¢	10.58	¢		13.7%	10.70	¢	11.38	¢		(6.0)%
Operating cost per ASM (CASM)	11.00	¢	27.43	¢		(59.9)%	10.81	¢	18.56	¢		(41.8)%
CASM excluding aircraft fuel and non-recurring items (b)	10.28	¢	40.94	¢		(74.9)%	11.50	¢	17.36	¢		(33.8)%
Aircraft fuel expense per ASM (c)	2.57	¢	2.02	¢		27.2%	2.33	¢	2.22	¢		5.0%
Revenue block hours operated	45,816		12,388			269.8%	112,061		71,743			56.2%
Gallons of jet fuel consumed	52,599		13,394			292.7%	126,987		84,975			49.4%
Average cost per gallon of jet fuel (actual) (c)	$2.07		$1.09			89.9%	$1.89		$1.59			18.9%
Economic fuel cost per gallon (c)(d)	$2.07		$1.24			66.9%	$1.89		$1.68			12.5%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement, which was indefinitely suspended in the first quarter of 2021 and terminated in the second quarter of 2021.
(b)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.
(d)    See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$108,785	$14,544	648.0%	$240,361	$135,025	78.0%
Realized losses on settlement of fuel derivative contracts	—	2,062	(100.0)%	165	7,899	(97.9)%
Economic fuel expense	$108,785	$16,606	555.1%	$240,526	$142,924	68.3%
Fuel gallons consumed	52,599	13,394	292.7%	126,987	84,975	49.4%
Economic fuel costs per gallon	$2.07	$1.24	66.9%	$1.89	$1.68	12.5%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net income (loss), adjusted operating expenses, adjusted diluted net income per share (EPS), adjusted EBITDA, CASM, PRASM, RASM, Passenger Revenue per RPM, EBITDA, and pre-tax margin. Pursuant to Regulation G, the Company has included reconciliations of reported non-GAAP financial measures to the most comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and nine months ended September 30, 2020, the effective tax rate included a tax benefit of $6.1 million and $29.5 million, respectively, resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which net operating losses were carried back as a result of the enactment of the Coronavirus Aid Relief and Economic Security (CARES) Act.

•During the three and nine months ended September 30, 2020, the Company recognized $129.1 million and $240.6 million in contra-expense related to grant proceeds under the federal payroll support programs (Payroll Support Programs). During the three and nine months ended September 30, 2021, the Company recognized $78.3 million and $320.6 million, respectively in contra-expense related to grant proceeds under the Payroll Support Programs. The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period to which the Payroll Support Programs relate.

•Loss on extinguishment of debt is excluded to allow investors to better analyze our core operational performance and more readily compare our results to other airlines in the periods presented below.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•The Company recorded the following as special items:

◦During the three months ended March 31, 2020, a charge of $20.2 million was recorded for the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 (related to service prior to January 1, 2020).
◦During the three months ended March 31, 2020, a special charge of $106.7 million was recorded for goodwill impairment resulting from the decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

◦During the three months ended June 30, 2020, the Company recorded special items of $34.0 million comprised of the following: (a) an impairment charge of $27.5 million to fair value the Company's ATR-42 and ATR-72 fleets, (b) an impairment charge of $3.4 million to fair value the Company's commercial real estate assets, and (c) an approximately $3.1 million write-off for discontinued software-related projects as a result of the COVID-19 pandemic.

◦During the three and nine months ended September 30, 2020, the Company recorded $24.5 million in special items related to its voluntary and involuntary separation programs, of which $17.5 million was recorded as an operating special item related to severance and benefits and $7.0 million was recorded as a non-operating special item related to termination benefits and curtailment loss.

◦During the three months ended June 30, 2021, a special charge of $9.0 million was recorded for the termination of the Company’s ‘Ohana by Hawaiian passenger and cargo operations, which operated under a Capacity Purchase Agreement (CPA) with a third party carrier. The charge included $6.4 million related to the write-down of the asset group and $2.6 million related to the early termination of the CPA.

The Company believes that adjusting for the impact of an effective tax rate differential, the recognition of grant proceeds, changes in fair value of fuel and foreign currency derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, special items and the loss recognized on the extinguishment of debt helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended September 30,				Nine months ended September 30,
	2021		2020		2021		2020
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Income (Loss), as reported	$14,669	$0.28	$(97,099)	$(2.11)	$(52,199)	$(1.03)	$(348,375)	$(7.58)
Adjusted for:
CARES Act carryback of additional NOLs	—	—	(6,143)	(0.13)	—	—	(29,537)	(0.64)
Government grant recognition	(78,256)	(1.51)	(129,088)	(2.81)	(320,645)	(6.33)	(240,648)	(5.23)
Loss on debt extinguishment	—	—	—	—	3,994	0.08	—	—
Changes in fair value of fuel derivative contracts	—	—	(1,765)	(0.04)	(382)	(0.01)	(966)	(0.02)
Unrealized (gains) losses on foreign debt	(1,945)	(0.04)	5,119	0.11	(20,896)	(0.41)	7,541	0.16
Unrealized (gains) losses on non-designated foreign exchange positions	—	—	623	0.01	(1,352)	(0.03)	423	0.01
Special items	—	—	17,489	0.38	8,983	0.18	178,407	3.88
Nonoperating special items	—	—	7,011	0.15	—	—	7,011	0.15
Tax effect of adjustments	16,842	0.31	31,189	0.68	69,363	1.37	48,017	1.04
Dilutive share impact	—	0.01	—	—	—	—	—	—
Adjusted net loss	$(48,690)	$(0.95)	$(172,664)	$(3.76)	$(313,134)	$(6.18)	$(378,127)	$(8.23)

	Three months ended September 30,				Nine months ended September 30,
	2021		2020		2021		2020
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
	(in thousands, except margin data)
Income (Loss) Before Income Taxes, as reported	$19,169	3.8%	$(143,584)	(189.0)%	$(65,949)	(6.0)%	$(471,293)	(67.8)%
Adjusted for:
Government grant recognition	(78,256)	(15.4)	(129,088)	(169.9)	(320,645)	(29.1)	(240,648)	(34.6)
Loss on debt extinguishment	—	—	—	—	3,994	0.4	—	—
Changes in fair value of fuel derivative contracts	—	—	(1,765)	(2.3)	(382)	—	(966)	(0.1)
Unrealized (gains) losses on foreign debt	(1,945)	(0.4)	5,119	6.8	(20,896)	(1.9)	7,541	1.0
Unrealized (gains) losses on non-designated foreign exchange positions	—	—	623	0.8	(1,352)	(0.1)	423	0.1
Special items	—	—	17,489	23.0	8,983	0.8	178,407	25.7
Nonoperating special items	—	—	7,011	9.2	—	—	7,011	1.0
Adjusted Loss Before Income Taxes	$(61,032)	(12.0)%	$(244,195)	(321.4)%	$(396,247)	(36.0)%	$(519,525)	(74.7)%

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended September 30,				Nine months ended September 30,
	2021		2020		2021		2020
	(in thousands, except CASM data)
GAAP Operating Expenses	$465,381		$197,055		$1,113,068		$1,133,263
Adjusted for:
Government grant recognition	78,256		129,088		320,645		240,648
Special items	—		(17,489)		(8,983)		(178,407)
Operating Expenses excluding non-recurring items	$543,637		$308,654		$1,424,730		$1,195,504
Aircraft fuel, including taxes and delivery	(108,785)		(14,544)		(240,361)		(135,025)
Operating Expenses excluding fuel and non-recurring items	$434,852		$294,110		$1,184,369		$1,060,479
Available Seat Miles	4,229,461		718,405		10,298,035		6,107,424
CASM - GAAP	11.00	¢	27.43	¢	10.81	¢	18.56	¢
Aircraft fuel, including taxes and delivery	(2.57)		(2.02)		(2.33)		(2.22)
Government grant recognition	1.85		17.97		3.11		3.94
Special items	—		(2.44)		(0.09)		(2.92)
CASM excluding fuel and non-recurring items	10.28	¢	40.94	¢	11.50	¢	17.36	¢

Operating Expenses Excluding Fuel and Non-recurring Items Outlook
The Company excludes fuel and non-recurring items from its operating expense outlook for the same reasons as described above.

	Estimated three months ending December 31, 2021
	(in thousands)
GAAP operating expenses	$570,952	-	$595,965
Adjusted for:
Aircraft fuel, including taxes and delivery	124,555		129,505
Non-recurring items	—	-	—
Operating expenses, excluding fuel and non-recurring items	$446,397	-	$466,460

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net Income (Loss)	$14,669	(97,099)	$(52,199)	(348,375)
Income tax expense (benefit)	4,500	(46,485)	(13,750)	(122,918)
Depreciation and amortization	33,899	36,734	104,368	115,516
Interest expense and amortization of debt discounts and issuance costs	29,897	11,596	83,905	26,612
EBITDA, as reported	82,965	(95,254)	122,324	(329,165)
Adjusted for:
Government grant recognition	(78,256)	(129,088)	(320,645)	(240,648)
Changes in fair value of fuel derivative instruments	—	(1,765)	(382)	(966)
Unrealized gain on non-designated foreign exchange positions	—	623	(1,352)	423
Unrealized (gains) losses on foreign debt	(1,945)	5,119	(20,896)	7,541
Special items	—	17,489	8,983	178,407
Nonoperating special items	—	7,011	—	7,011
Loss on extinguishment of debt	—	—	3,994	—
Adjusted EBITDA	$2,764	$(195,865)	$(207,974)	$(377,397)